U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K
Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
July 1, 2019

CAPITAL FINANCIAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

North Dakota	000-25958	45-0404061
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID No.)

1821 Burdick Expressway W
Minot, North Dakota 58701
(Address of principal executive offices/Zip Code)

(701) 837-9600
(Registrant’s telephone number, including area code)

_________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.01.

Completion of Acquisition or Disposition of Assets; Completion by company or majority-owned subsidiary of “acquisition” or “disposition” of “significant amount of assets” otherwise than in ordinary course of business.

In the first quarter of 2019, the Company’s subsidiary, Capital Financial Services, Inc., executed a tentative Asset Purchase and Assignment Agreement with another FINRA member broker dealer, Calton & Associates, Inc. of Tampa, Florida ("Assignee"), wherein, subject to approval of FINRA and any other securities regulatory authorities, Assignee would be entitled to purchase certain retail customer accounts of the Company’s subsidiary. The agreement became effective upon consent of FINRA on July 1, 2019. Pursuant to the terms of the agreement, Assignee will pay to the Company’s subsidiary a total of Three Hundred Thousand Dollars for all retail accounts accepted by Assignee that choose to transfer to Assignee, to be paid in installments as follows: Seventy Five Thousand Dollars paid approximately July 19, 2019, Seventy Five Thousand Dollars to paid approximately October 1, 2019 and One Hundred Fifty Thousand Dollars on or before December 31, 2019 (the transaction proceeds). The transaction proceeds are to be deposited directly to an escrow account established for the purpose of settlement of customer arbitration claims against the Company’s subsidiary. The transfer of retail customer accounts of the Company’s subsidiary to the Assignee is currently in process but has not yet been completed. Neither the Assignee, nor any affiliates, directors, officers or associates of the Assignee have any material relationship with the Company or the Company’s subsidiary, or with any affiliates, directors, officers, or associates of the Company or the Company’s subsidiary. On July 31, 2019 the Company’s subsidiary terminated its relationships with all of its associated independent registered representatives and thereby ceased its active retail securities brokerage business. As of August 5, 2019 the Company subsidiary’s fully disclosed clearing arrangement with RBC Correspondent Services was mutually concluded. The Company’s subsidiary is maintaining its administrative, reporting, accounting and compliance personnel and functions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL FINANCIAL HOLDINGS, INC.

Dated: August 8, 2019	By:	s/Gordon Dihle
Gordon Dihle
CEO & President